Exhibit 99.1
For Immediate Release
Energy West, Incorporated to Acquire Natural Gas Utility in Cut Bank, Montana
GREAT FALLS, Mont., December 20, 2007, 2007/PRNewswire-First Call/—ENERGY WEST, INCORPORATED (NASDAQ EWST — News), a natural gas utility and energy marketing company, and Cut Bank Gas Company, a natural gas utility serving Cut Bank Montana, today jointly announced the execution a stock purchase agreement among Energy West and certain shareholders of Cut Bank for the sale of 83.16% of the outstanding shares of Cut Bank for a purchase price of $500,000 in shares of common stock of Energy West. In addition, Energy West will offer to purchase the remaining shares of Cut Bank from the shareholders holding such shares for a purchase price of $100,000 in shares of common stock of Energy West.
The consummation of the acquisition is conditioned upon the receipt of certain approvals by third parties, including the Montana Public Service Commission (MPSC). The acquisition will close on the last business day of the month after all closing conditions have been satisfied, including the MPSC approval, as the case may be.
Rick Osborne, Energy West’s Chairman and Chief Executive Officer indicated that “We are very excited with this opportunity to acquire Cut Bank which fits so well into our strategy of serving smaller and emerging markets. We are also pleased that its service territory is so close to our production and gathering assets.”
Dan F. Whetstone, President of the Cut Bank Gas Company, stated that “I welcome this opportunity to merge with Energy West. I believe this is an opportunity for both the Cut Bank Gas Company shareholder and the consumer and I look forward to a favorable reception from the Montana Public Service Commission.”
About Energy West
Energy West, Incorporated distributes and sells natural gas to end-use residential, commercial, and industrial customers in the United States. It distributes approximately 25 billion cubic feet of natural gas to approximately 37,000 customers through regulated utilities operating in Montana, Wyoming, North Carolina and Maine. The company markets approximately 2.0 billion cubic feet of natural gas to commercial and industrial customers in Montana and Wyoming. It also has an ownership interest in approximately 165 natural gas producing wells and gas gathering assets near Cut Bank Montana. In addition, the company owns the Shoshone interstate and the Glacier gathering pipeline located in Montana and Wyoming. Energy West was incorporated in 1909 and is headquartered in Great Falls, Montana.

Safe Harbor Regarding Forward-Looking Statements
Energy West is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Energy West. Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “believes” and similar expressions. Specific forward-looking statements contained in this press release include (i) the Company’s expectations with respect to the date of approval of the acquisition by the MPSC; and (ii) the Company’s ability to integrate the acquisition into its business operations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to risks associated with contracts accounted for as derivatives, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risks and various other matters, many of which are beyond Energy West’s control, the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
For additional information or clarification, please contact: Dave Cerotzke, Vice Chairman, 1-406-791-7506, of Energy West, Incorporated.
Our toll-free number is 1-800-570-5688. Our web address is www.energywest.com. Our address is P.O. Box 2229, Great Falls, MT
59403-2229.